UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Iridium Communications Inc. (the “Company”) has determined there were errors in the Company’s previously issued consolidated financial statements as of and for the years ended December 31, 2009, 2010 and 2011 and the quarters ended December 31, 2009 through December 31, 2011. These errors related primarily to the Company’s provision for income taxes related to a non-operating foreign subsidiary. The errors do not have any impact on the Company’s revenue or operating income as previously reported on the Company’s consolidated statements of operations and comprehensive income, cash balances or total assets as previously reported on the Company’s consolidated balance sheets, or its cash flows as previously reported on the Company’s consolidated statement of cash flows.

The Company estimates that the impact of these misstatements resulted in a $2.1 million overstatement of its net loss for the year ended December 31, 2009, a $2.8 million overstatement of its net income for the year ended December 31, 2010 and a $1.4 million understatement of its net income for the year ended December 31, 2011. The amounts of these misstatements have not yet been finalized, nor has Ernst & Young LLP, the Company’s independent registered public accounting firm, audited this information.

On October 29, 2012, the Audit Committee of the Board of Directors of the Company, in consultation with management and following discussion with Ernst & Young LLP, determined that, as a result of these errors, the consolidated financial statements for the years ended December 31, 2009, 2010 and 2011 and for the quarterly periods ended December 31, 2009 and March 31, June 30, September 30 and December 31, 2010 and 2011 and the reports of Ernst & Young LLP on (i) the consolidated financial statements as of and for the years ended December 31, 2009, 2010 and 2011 and (ii) internal control over financial reporting as of December 31, 2009, 2010 and 2011 should no longer be relied upon.

The Company has determined that it will restate its consolidated financial statements for the affected periods to correct these errors. The Company will include restatements of the financial statements for the three and nine month periods ended September 30, 2011 in its Quarterly Report on Form 10-Q for the period ended September 30, 2012. The Company intends to file an amendment to its Form 10-K for the year ended December 31, 2011 containing restatements of the other affected financial statements as soon as practicable.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding: our intention to restate our financial statements; the periods that are expected to be impacted by the restatement of our financial statements; the timing of filing of our amended Annual Report on Form 10-K for the year ended December 31, 2011; the type, extent and size of adjustments expected to be reflected in such restated financial statements; and the conclusions concerning our internal control over financial reporting to be reflected in the amended Annual Report on Form 10-K for the year ended December 31, 2011. You can identify these forward-looking statements by the use of words or phrases such as “estimate,” “expect,” “intend,” “should” or “will,” or the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are the risk that we may not complete our restatements in the time period we have estimated and the risk that our Audit Committee and/or independent registered public accounting firm could reach further and different conclusions concerning matters related to our financial statements and internal control over financial accounting. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events or outcomes. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: November 1, 2012	By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer